Exhibit 3.2.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RAYTHEON AIRCRAFT ACQUISITION COMPANY LLC”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2006, AT 2:11 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4242365 8100	AUTHENTICATION:	5153897
060989662	DATE:	10-27-06

State of Delaware Secretary of State Division of Corporations Delivered 02:18 PM 10/27/2006 FILED 02:11 PM 10/27/2006 SRV 060989662 – 4242365 FILE

CERTIFICATE OF FORMATION

OF

RAYTHEON AIRCRAFT ACQUISITION COMPANY LLC

This Certificate of Formation of Raytheon Aircraft Acquisition Company LLC (the “LLC”), dated October 27, 2006 is being duly executed and filed by Laura-Jayne Urso, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is:

Raytheon Aircraft Acquisition Company LLC

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, county of New Castle.

THIRD. The name and address of the registered agent for service of process on the LLC in the state of Delaware: The Corporation Trust Company, 1209 Orange Street, Wilmington, county of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ LAURA-JAYNE URSO
Laura-Jayne Urso
Authorized Person